Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 (312) 782 0600 F: +1 (312) 701 7711 mayerbrown.com

October 13, 2026

Bridgecrest Auto Funding LLC

1720 W. Rio Salado Parkway

Tempe, Arizona 85281

Re:	Bridgecrest Auto Funding LLC Registration Statement on Form SF-3 (No. 333-297422)

Ladies and Gentlemen:

We have acted as special counsel to Bridgecrest Auto Funding LLC, a Delaware limited liability company (the “Seller”), in connection with the above-captioned registration statement (the “Registration Statement”) and the offering of the Class A-1 Auto Loan Asset Backed Notes, the Class A-2 Auto Loan Asset Backed Notes, the Class A-3 Auto Loan Asset Backed Notes, the Class B Auto Loan Asset Backed Notes, the Class C Auto Loan Asset Backed Notes and the Class D Auto Loan Asset Backed Notes (collectively, the “Offered Notes”) and the issuance of the Class E Auto Loan Asset Backed Notes (together with the Offered Notes, the “Notes”) described in the final prospectus dated October 8, 2026 (the “Prospectus”), which has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Bridgecrest Lending Auto Securitization Trust 2026-4 (the “Issuer”), a trust formed by the Seller pursuant to a trust agreement (as amended, restated or otherwise modified, the “Trust Agreement”) between the Seller and Wilmington Trust, National Association, as owner trustee. The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuer, Bridgecrest Lending Auto Securitization Grantor Trust 2026-4 and Computershare Trust Company, National Association, as indenture trustee.

In that connection, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes, and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Prospectus and the underwriting agreement and current drafts of the Indenture (including the form of the Offered Notes included as an exhibit thereto), the Trust Agreement, the grantor trust agreement, the receivables contribution agreement, the purchase agreement, the sale and servicing agreement, the administration agreement and the asset representations review agreement (collectively, the “Operative Documents”).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership) and Tauil & Chequer Advogados (a Brazilian law partnership).

Mayer Brown llp

Bridgecrest Auto Funding LLC

October 13, 2026

Based on and subject to the foregoing, we are of the opinion that, with respect to the Offered Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Offered Notes have been duly executed and issued by the Issuer and authenticated by the Indenture Trustee, and sold by (or at the direction of) the Seller and (c) payment of the agreed consideration for the Offered Notes has been received by the Issuer, all in accordance with the terms and conditions of the Operative Documents and in the manner described in the Prospectus, such Offered Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and binding obligations of the Issuer and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Mayer Brown llp

Bridgecrest Auto Funding LLC

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the Delaware Statutory Trust Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP